PROMISSORY NOTE

Name of Borrower: **Infitech Ventures Inc.**
20 Lyall Avenue
Toronto Ontario, Canada M4E 1V9

Name of Lender: **Paul G. Daly**
20 Lyall Avenue
Toronto Ontario, Canada M4E 1V9

1. **For value received, Borrower agrees to pay the Lender the amount of $US 7,500.00 without interest on a date to be determined. Payment will be sent to the Lender at 20 Lyall Avenue, Toronto Ontario Canada M4E 1V9. Payment can be made in cash or common stock with any stock repayment subject to requirements imposed by the Securities and Exchange Commission under the Securities Exchange Act of 1934.**

Dated at the City of Toronto this 7th day of October 2011.

Signature of Borrower or authorized signatory of Corporation Paul G Daly

Name of authorized signatory of Corporation **PAUL G. DALY**

Name of Corporation **INFITECH VENTURES INC.**